May 2, 2018
PDC Energy Announces 2018 First Quarter Operating and Financial Results Including Production Increase of 34% to 8.9 Million Barrels of Oil Equivalent
DENVER, CO, May 2, 2018: PDC Energy, Inc. ("PDC" or the "Company") (NASDAQ: PDCE) today reported its 2018 first quarter operating and financial results.

First Quarter 2018 Highlights

•	Year-over-year total production increase of 34 percent to 8.9 million barrels of oil equivalent (MMBoe) or approximately 99,000 Boe per day.

•	Year-over-year oil production increase of 51 percent to 3.8 million barrels (MMBbls), representing 43 percent of total production.

•	Total crude oil, natural gas and NGLs sales of approximately $305 million, a 61 percent increase compared to first quarter 2017 sales of approximately $190 million.

•	Net cash from operating activities of approximately $205 million, a 47 percent increase compared to first quarter 2017 levels of approximately $140 million.

•	Completed the previously disclosed sale of Utica Shale assets and amendment to an existing Wattenberg oil gathering agreement for total proceeds of approximately $65 million.

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The Company recently executed a firm, long-term sales agreement beginning in June 2018 that provides takeaway capacity for the majority of its 2018 and 2019 Delaware basin oil production and diversifies price exposure towards a Brent-based index.

CEO Commentary

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President and Chief Executive Officer, Bart Brookman commented, “Our operating and financial results were slightly ahead of internal expectations thanks to smooth execution and stronger commodity pricing. Today, we are a few short months away from the much anticipated midstream expansions in Wattenberg, which should greatly enhance operational and financial performance in the second half of 2018. In the Delaware, our operating results continue to improve and our newly executed firm sales agreement is a big step towards ensuring PDC’s production in the area has a reliable and price-competitive outlet. For the balance of 2018, look for PDC to remain committed to executing our cash flow neutral capital program while exiting the year with an undrawn revolver.”

Operations Update

Production for the first quarter 2018 was 8.9 MMBoe, or approximately 99,000 Boe per day, an increase of 34 percent from the first quarter of 2017. Oil production of 3.8 MMBbls in the first quarter of 2018 represents 43 percent of total production and was an increase of 51 percent compared to first quarter of 2017 volumes and two percent from the fourth quarter of 2017. The Company's capital investment in the development of oil and natural gas properties and other capital expenditures, before the change in accounts payable, was approximately $250 million in the quarter and includes several Wattenberg wells being turned-in-line approximately two weeks ahead of schedule.

In the Wattenberg, the Company spud 35 and turned-in-line 29 gross operated wells in the first quarter while continuing to employ one full-time completions crew. In the Delaware Basin, the Company spud eight and turned-in-line seven wells in the first quarter, including five in the North Central area delivering positive early production results. The wells, which include a mixture of Wolfcamp A and B, standard- and mid-reach laterals, have yet to reach peak production, and are currently averaging approximately 1,150 Boe per day with 55 percent crude oil. These results are slightly ahead of internal expectations through early flowback.

Marketing and Midstream Update

In April 2018, PDC entered into a firm oil transportation agreement with Tallgrass Energy to transport 12,500 gross operated Wattenberg barrels per day via pipeline to Cushing, OK and area refineries. The Company continues to work closely with its primary third-party gathering and processing midstream provider in the basin to plan for expected midstream expansions coming online in 2018, 2019 and over the long-term.

In May 2018, the Company successfully executed a firm sales agreement beginning in June for a significant portion of its Delaware Basin oil production with the marketing division of a large international energy company. As a result of this five and a half year agreement, PDC has ensured firm physical takeaway for approximately 85 percent of its forecasted 2018 and 2019 Delaware Basin oil volumes. The agreement is expected to provide price diversification through realization of export market pricing and exposure to Brent-weighted prices from volumes

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sold at a Corpus Christi terminal. The Company expects to realize between 88 and 92 percent of NYMEX pricing on all its Delaware Basin 2018 and 2019 projected oil volumes. When combined with the Company’s existing 10,000 barrel per day agreement for in-field gathering with Oryx Midstream Services and planned investment of approximately $20 million in its own oil gathering system in 2018, PDC believes this agreement ensures its ability to successfully produce and deliver volumes in accordance with its current development plan.

Oil and Gas Production, Sales and Operating Cost Data

Crude oil, natural gas and NGLs sales, excluding net settlements on derivatives, increased 61% to $305.2 million in the first quarter of 2018, compared to $189.7 million in the first quarter of 2017. The increase in sales was due to a 34% increase in total production and an increase in the sales price per Boe, excluding net settlements on derivatives, of 20% to $34.26 in the first quarter of 2018 from $28.53 in the comparable 2017 period. Including the impact of net settlements on derivatives, combined revenues increased 47 percent to $279.2 million from $190.2 million between periods.

The following table provides production and weighted-average sales price, by area, for the three months ended March 31, 2018 and 2017, excluding net settlements on derivatives and TGP:

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	Three Months Ended March 31,
	2018	2017	Percent Change

Crude oil (MBbls)
Wattenberg Field	2,881	2,142	34.5%
Delaware Basin	871	275	*
Utica Shale	46	91	(49.5)%
Total	3,798	2,508	51.4%

Weighted-Average Sales Price	$59.62	$49.04	21.6%

Natural gas (MMcf)
Wattenberg Field	15,524	13,714	13.2%
Delaware Basin	3,649	1,246	*
Utica Shale	414	624	(33.7)%
Total	19,587	15,584	25.7%

Weighted-Average Sales Price	$1.97	$2.37	(16.9)%

NGLs (MBbls)
Wattenberg Field	1,428	1,358	5.2%
Delaware Basin	383	131	*
Utica Shale	35	54	(35.2)%
Total	1,846	1,543	19.6%

Weighted-Average Sales Price	$21.80	$19.29	13.0%

Crude oil equivalent (MBoe)
Wattenberg Field	6,896	5,786	19.2%
Delaware Basin	1,862	613	*
Utica Shale	150	249	(39.8)%
Total	8,908	6,648	34.0%

Weighted-Average Sales Price	$34.26	$28.53	20.1%

Production costs for the first quarter of 2018, which include lease operating expenses (“LOE”), production taxes and transportation, gathering and processing expenses (“TGP”), were $57.1 million, or $6.41 per Boe, compared to $38.1 million, or $5.74 per Boe, for the comparable 2017 period. Wattenberg LOE per Boe in the first quarter of 2018 was $3.02 compared to $2.66 in the first quarter of 2017. The increase in LOE per Boe between periods is primarily due to high line pressures, gathering line freezing issues and unexpected gathering system facility downtime as well as increased costs associated with air regulations. Delaware Basin LOE per Boe decreased between periods to $4.44 from $6.48, primarily as a result of increased production volumes. The Company expects total LOE per Boe for the year to be within its previously released guidance range.

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The following table provides the components of production costs for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017

Lease operating expenses	$29.6	$19.8
Production taxes	20.2	12.4
Transportation, gathering and processing expenses	7.3	5.9
Total	$57.1	$38.1

	Three Months Ended March 31,
	2018	2017

Lease operating expenses per Boe	$3.33	$2.98
Production taxes per Boe	2.26	1.87
Transportation, gathering and processing expenses per Boe	0.82	0.89
Total per Boe	$6.41	$5.74

Financial Results and Liquidity

Net loss for the first quarter of 2018 was $13.1 million, or $0.20 per diluted share, compared to net income of $46.1 million, or $0.70 per diluted share, for the comparable 2017 period. The year-over-year difference was primarily attributable to a $47.2 million loss on net commodity price risk management activity in 2018, as well as first quarter 2018 impairments totaling $33.2 million. Adjusted net income in the first quarter, a non-GAAP financial measure defined below, was $3.0 million, or $0.05 per diluted share in 2018 compared to an adjusted net loss of $4.1 million, or $0.06 per diluted share in 2017.

Net cash from operating activities was $205.1 million in the first quarter of 2018, compared to $139.5 million in the comparable 2017 period. Adjusted cash flows from operations, a non-GAAP financial measure defined below, were $174.9 million in the first quarter of 2018, compared to $113.7 million in the comparable 2017 period. The increase in cash flows in 2018 compared to 2017 was primarily a result of increased sales.

2018 Guidance

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The following table provides projected 2018 financial guidance, which remains unchanged from previous disclosure:

	Low	High
Production (MMBoe)	38.0	42.0
Capital Expenditures (millions)	$850	$920

Operating Expenses
Lease operating expense ($/Boe)	$2.75	$3.00
Transportation, gathering and processing expenses ($/Boe)	$0.60	$0.80
Production taxes (% of Crude oil, natural gas & NGL sales)	6%	8%
General and administrative expense ($/Boe)	$3.40	$3.70
Estimated Price Realizations (% of NYMEX) (excludes TGP)
Crude oil	91%	95%
Natural gas	55%	60%
NGLs	30%	35%

Non-GAAP Financial Measures

PDC uses "adjusted cash flows from operations," "adjusted net income (loss)" and "adjusted EBITDAX," non-U.S. GAAP financial measures, for internal management reporting, when evaluating period-to-period changes and, in some cases, providing public guidance on possible future results. These measures are not measures of financial performance under U.S. GAAP and should be considered in addition to, not as a substitute for, net income (loss) or cash flows from operations, investing or financing activities, and should not be viewed as liquidity measures or indicators of cash flows reported in accordance with U.S. GAAP. The non-U.S. GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, PDC may disclose different non-U.S. GAAP financial measures in order to help investors more meaningfully evaluate and compare future results of operations to previously reported results of operations. PDC strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

The following tables provide reconciliations of adjusted cash flows from operations, adjusted net income (loss) and adjusted EBITDAX to their most comparable U.S. GAAP measures (in millions, except per share data):

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Adjusted Cash Flows from Operations
	Three Months Ended March 31,
	2018	2017
Adjusted cash flows from operations:
Net cash from operating activities	$205.1	$139.5
Changes in assets and liabilities	(30.2)	(25.8)
Adjusted cash flows from operations	$174.9	$113.7

Adjusted Net Income (Loss)
	Three Months Ended March 31,
	2018	2017
Adjusted net income (loss):
Net income (loss)	$(13.1)	$46.1
(Gain) loss on commodity derivative instruments	47.2	(80.7)
Net settlements on commodity derivative instruments	(26.0)	0.5
Tax effect of above adjustments	(5.1)	30.0
Adjusted net income (loss)	$3.0	$(4.1)
Weighted-average diluted shares outstanding	66.0	66.1
Adjusted diluted earnings per share	$0.05	$(0.06)

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Adjusted EBITDAX
	Three Months Ended March 31,
	2018	2017
Net income (loss) to adjusted EBITDAX:
Net income (loss)	$(13.1)	$46.1
(Gain) loss on commodity derivative instruments	47.2	(80.7)
Net settlements on commodity derivative instruments	(26.0)	0.5
Non-cash stock-based compensation	5.3	4.5
Interest expense, net	17.4	19.2
Income tax expense (benefit)	(4.6)	26.3
Impairment of properties and equipment	33.2	2.2
Exploration, geologic, and geophysical expense	2.6	1.0
Depreciation, depletion, and amortization	126.8	109.3
Accretion of asset retirement obligations	1.3	1.8
Adjusted EBITDAX	$190.1	$130.2

Cash from operating activities to adjusted EBITDAX:
Net cash from operating activities	$205.1	$139.5
Interest expense, net	17.4	19.2
Amortization of debt discount and issuance costs	(3.2)	(3.2)
Gain (loss) on sale of properties and equipment	(1.4)	0.2
Exploration, geologic, and geophysical expense	2.6	1.0
Other	(0.2)	(0.7)
Changes in assets and liabilities	(30.2)	(25.8)
Adjusted EBITDAX	$190.1	$130.2

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PDC ENERGY, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017

Revenues
Crude oil, natural gas, and NGLs sales	$305,225	$189,692
Commodity price risk management gain (loss), net	(47,240)	80,704
Other income	2,615	3,311
Total revenues	260,600	273,707
Costs, expenses and other
Lease operating expenses	29,636	19,789
Production taxes	20,169	12,399
Transportation, gathering, and processing expenses	7,313	5,902
Exploration, geologic, and geophysical expense	2,646	954
Impairment of properties and equipment	33,188	2,193
General and administrative expense	35,696	26,315
Depreciation, depletion, and amortization	126,788	109,316
Accretion of asset retirement obligations	1,288	1,768
(Gain) loss on sale of properties and equipment	1,432	(160)
Other expenses	2,768	3,528
Total costs, expenses and other	260,924	182,004
Income (loss) from operations	(324)	91,703
Interest expense	(17,529)	(19,467)
Interest income	148	240
Income (loss) before income taxes	(17,705)	72,476
Income tax (expense) benefit	4,566	(26,330)
Net income (loss)	$(13,139)	$46,146

Earnings per share:
Basic	$(0.20)	$0.70
Diluted	$(0.20)	$0.70

Weighted-average common shares outstanding:
Basic	65,957	65,749
Diluted	65,957	66,117

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PDC ENERGY, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$45,923	$180,675
Accounts receivable, net	181,025	197,598
Fair value of derivatives	28,610	14,338
Prepaid expenses and other current assets	8,897	8,613
Total current assets	264,455	401,224
Properties and equipment, net	4,231,257	3,933,467
Assets held-for-sale, net	1,647	40,084
Other assets	24,798	45,116
Total Assets	$4,522,157	$4,419,891

Liabilities and Stockholders' Equity
Liabilities
Current liabilities:
Accounts payable	$195,703	$150,067
Production tax liability	36,650	37,654
Fair value of derivatives	110,683	79,302
Funds held for distribution	97,611	95,811
Accrued interest payable	13,760	11,815
Other accrued expenses	33,777	42,987
Total current liabilities	488,184	417,636
Long-term debt	1,154,528	1,151,932
Deferred income taxes	187,183	191,992
Asset retirement obligations	73,905	71,006
Fair value of derivatives	26,426	22,343
Other liabilities	94,557	57,333
Total liabilities	2,024,783	1,912,242

Commitments and contingent liabilities

Stockholders' equity
Common shares - par value $0.01 per share, 150,000,000 authorized, 65,999,010 and 65,955,080 issued as of March 31, 2018 and December 31, 2017, respectively	660	659
Additional paid-in capital	2,504,663	2,503,294
Retained earnings (deficit)	(6,435)	6,704
Treasury shares - at cost, 29,255 and 55,927 as of March 31, 2018 and December 31, 2017, respectively	(1,514)	(3,008)
Total stockholders' equity	2,497,374	2,507,649
Total Liabilities and Stockholders' Equity	$4,522,157	$4,419,891

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PDC ENERGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(13,139)	$46,146
Adjustments to net income (loss) to reconcile to net cash from operating activities:
Net change in fair value of unsettled commodity derivatives	21,202	(80,153)
Depreciation, depletion and amortization	126,788	109,316
Impairment of properties and equipment	33,188	2,193
Accretion of asset retirement obligations	1,288	1,768
Non-cash stock-based compensation	5,261	4,454
(Gain) loss on sale of properties and equipment	1,432	(160)
Amortization of debt discount and issuance costs	3,246	3,184
Deferred income taxes	(4,809)	26,280
Other	515	722
Changes in assets and liabilities	30,177	25,750
Net cash from operating activities	205,149	139,500
Cash flows from investing activities:
Capital expenditures for development of crude oil and natural gas properties	(196,917)	(129,826)
Capital expenditures for other properties and equipment	(1,066)	(821)
Acquisition of crude oil and natural gas properties, including settlement adjustments	(180,825)	6,181
Proceeds from sale of properties and equipment	20	737
Proceeds from divestiture	39,023	—
Restricted cash	1,249	—
Purchases of short-term investments	—	(49,890)
Net cash from investing activities	(338,516)	(173,619)
Cash flows from financing activities:
Proceeds from revolving credit facility	35,000	—
Repayment of revolving credit facility	(35,000)	—
Purchase of treasury stock	(2,255)	(2,017)
Other	(379)	(340)
Net cash from financing activities	(2,634)	(2,357)
Net change in cash, cash equivalents, and restricted cash	(136,001)	(36,476)
Cash, cash equivalents, and restricted cash, beginning of period	189,925	244,100
Cash, cash equivalents, and restricted cash, end of period	$53,924	$207,624

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2018 First Quarter Teleconference and Webcast
The Company invites you to join Bart Brookman, President and Chief Executive Officer; Scott Meyers, Senior Vice President Chief Financial Officer; Lance Lauck, Executive Vice President Corporate Development and Strategy; and Scott Reasoner, Senior Vice President Chief Operating Officer, for a conference call on Thursday, May 3, 2018, to discuss its 2018 first quarter results. The related slide presentation will be available on PDC's website at www.pdce.com.
Conference Call and Webcast:
Date/Time: Thursday, May 3, 2018, 11:00 a.m. ET
Webcast available at: www.pdce.com
Domestic (toll free): 877-312-5520
International: 253-237-1142
Conference ID: 7479839

Replay Numbers:
Domestic (toll free): 855-859-2056
International: 404-537-3406
Conference ID: 7479839

The replay of the call will be available for six months on PDC's website at www.pdce.com.

Upcoming Investor Presentations

PDC is scheduled to attend the following conferences: Tudor Pickering Holt Conference in Houston on Tuesday, May 15, 2018 and the Wells Fargo West Coast Energy Conference in San Francisco on Tuesday, June 12, 2018. The Company is scheduled to present at the JP Morgan Energy Conference in New York on Tuesday, June 19, 2018. Webcast information for the JP Morgan Energy Conference will be posted to the Company’s website, www.pdce.com, prior to the start of the conference, along with any presentation materials.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, produces, develops, and explores for crude oil, natural gas and NGLs with operations in the Wattenberg Field in Colorado and in

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the Delaware Basin in West Texas. Its operations are focused on the liquid-rich horizontal Niobrara and Codell plays in the Wattenberg Field and the liquid-rich Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act"), Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"), and the United States ("U.S.") Private Securities Litigation Reform Act of 1995 regarding our business, financial condition, results of operations, and prospects. All statements other than statements of historical fact included in and incorporated by reference into this report are "forward-looking statements". Words such as expects, anticipates, intends, plans, believes, seeks, estimates, outlook, targets, and similar expressions or variations of such words are intended to identify forward-looking statements herein. Forward-looking statements include, among other things, statements regarding future: production, costs, and cash flows; drilling locations and zones and growth opportunities; commodity prices and differentials; capital expenditures and projects, including the number of rigs employed and the number of completion crews; renegotiation of our credit facility; management of lease expiration issues; financial ratios; certain accounting and tax change impacts; midstream capacity and related curtailments; our ability to meet our volume commitments to midstream providers; ongoing compliance with our consent decree; and the timing and adequacy of infrastructure projects of our midstream providers.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this press release reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to it. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Throughout this press release or accompanying materials, the Company may use the term “projection” or similar terms or expressions, or indicate that it has “modeled” certain future scenarios. PDC typically uses these terms to indicate its current thoughts on possible outcomes relating to its business or the industry in periods beyond the current fiscal year. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in worldwide production volumes and demand, including economic conditions that might impact demand and prices for the products it produces;

•	volatility of commodity prices for crude oil, natural gas, and natural gas liquids ("NGLs") and the risk of an extended period of depressed prices;

•	reductions in the borrowing base under its revolving credit facility;

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•
impact of governmental policies and/or regulations, including changes in environmental and other laws, the interpretation and enforcement of those laws and regulations, liabilities arising thereunder, and the costs to comply with those laws and regulations;

•	declines in the value of its crude oil, natural gas, and NGLs properties resulting in further impairments;

•	changes in estimates of proved reserves;

•	inaccuracy of reserve estimates and expected production rates;

•	potential for production decline rates from its wells being greater than expected;

•	timing and extent of its success in discovering, acquiring, developing, and producing reserves;

•
availability of sufficient pipeline, gathering, and other transportation facilities and related infrastructure to process and transport its production and the impact of these facilities and regional capacity on the prices received for production;

•	timing and receipt of necessary regulatory permits;

•	risks incidental to the drilling and operation of crude oil and natural gas wells;

•	losses from its gas marketing business exceeding its expectations;

•	difficulties in integrating its operations as a result of any significant acquisitions, including its pending acquisitions and acreage exchanges in the Wattenberg Field;

•	increases or changes in operating costs, severance and ad valorem taxes, and increases or changes in drilling, completion, and facilities costs;

•	availability of supplies, materials, contractors and services that may delay the drilling or completion of its wells;

•	potential losses in acreage due to lease expirations or otherwise;

•	increases or adverse changes in construction costs and procurement costs associated with future build out of midstream-related assets;

•	future cash flows, liquidity, and financial condition;

•	competition within the oil and gas industry;

•	availability and cost of capital;

•	success in marketing crude oil, natural gas, and NGLs;

•	effect of crude oil and natural gas derivatives activities;

•	impact of environmental events, governmental and other third-party responses to such events, and its ability to insure adequately against such events;

•	cost of pending or future litigation;

•	effect that acquisitions it may pursue has on its capital requirements;

•	its ability to retain or attract senior management and key technical employees; and

•	success of strategic plans, expectations, and objectives for its future operations.

Further, PDC urges you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading "Risk Factors," made in its Quarterly Report on Form 10-Q, its Annual Report on Form 10-

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K for the year ended December 31, 2016 (the "2016 Form 10-K"), filed with the U.S. Securities and Exchange Commission ("SEC") on February 28, 2017 and amended on May 1, 2018, and other filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition, results of operations, and prospects, which are incorporated by this reference as though fully set forth herein.

PDC cautions you not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:    Michael Edwards
Senior Director Investor Relations
303-860-5820
michael.edwards@pdce.com

Kyle Sourk
Manager Investor Relations
303-318-6150
kyle.sourk@pdce.com

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